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                                                                    Exhibit 99.2

(Note: Stockholders are requested to sign, date and return this Proxy promptly in the enclosed stamped envelope, addressed to Secretary, Remington Arms Company, Inc., 870 Remington Drive, Madison, North Carolina 27025.

                               RACI HOLDING, INC.
                                      PROXY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned hereby constitutes and appoints Leon J. (Bill) Hendrix, Jr., Chairman and Thomas L. Millner, President and CEO, or either of them, with power of substitution, attorneys and proxies to appear and vote all of the shares of stock standing in the name of the undersigned, at the Annual Meeting of Stockholders of RACI Holding, Inc., to be held at the offices of Clayton, Dubilier & Rice, Inc., located at 375 Park Avenue, 18th Floor, New York, New York 10152, on Tuesday, April 25, 2000 commencing at 9:00 a.m., and at any and all adjournments thereof; and the undersigned hereby instructs said proxies to vote:

(1) To elect the following twelve (12) Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified:

        Leon J. (Bill) Hendrix, Thomas L. Millner, Joseph L. Rice, III, Stephen
        D. Bechtel, Jr., Richard A. Gilleland, Richard E. Heckert, Hubbard C. Howe, Bobby R. Brown, Michael G. Babiarz, H. Norman Schwarzkopf, B. Charles Ames and Dr. Ulrich Middelmann

        [ ]  FOR all nominees   [ ]  WITHHOLD AUTHORITY to vote for all nominees

        [ ]  FOR all nominees except for the following: ________________________

(2) To ratify the appointment of PricewaterhouseCoopers L.L.P. as the Company's independent auditors for the current fiscal year.

        [ ]  FOR          [ ]  AGAINST              [ ]  ABSTAIN

None of the above identified matters, which are proposed by RACI Holding, Inc., are conditioned on the approval of other matters.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, "FOR" ITEMS 1 AND 2. IF ANY OTHER MATTERS ARE PRESENTED FOR ACTION, THE PROXIES NAMED HEREIN WILL VOTE UPON SUCH MATTERS IN ACCORDANCE WITH THEIR DISCRETION.

By executing this proxy, the undersigned represents that he or she is a Stockholder of record and this proxy constitutes a valid and binding instrument enforceable against the undersigned.

Dated this ____ day of ____________, 2000.


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 (Signature)

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Name of Stockholder (please print)

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Name and title of signatory (if Stockholder
is a corporation, partnership, trust or other entity)


NO. OF SHARES:  _______

               THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT
                              OF RACI HOLDING, INC.